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                                                                    Exhibit 23.4

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4, filed by NEXTLINK Communications, Inc. (the "Company") of our report dated February 14, 2000 included in the Company's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

Seattle, Washington
May 10, 2000